UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 4, 2010

OPTi, Inc.
(Exact name of registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

0-21422 (Commission File Number)	77-0220697 (IRS Employer Identification Number)

3430 W Bayshore Drive, Suite 103
Palo Alto, California 94303
(Address of principal executive offices including zip code)

(650) 213-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.                      Entry into a Material Definitive Agreement
Item 9.01.                      Financial Statements and Exhibits
SIGNATURES
Exhibit 10.1        Litigation Settlement and License Agreement
Exhibit 10.2                  Settlement and License Agreement

Item 1.01.                      Entry into a Material Definitive Agreement

OPTi Inc. and Advanced Micro Devices, Inc. Reach Licensing and Settlement Agreement in Patent Infringement Actions

OPTi Inc. (“OPTi” or the “Company”) (OTCBB:OPTI) entered into a Settlement and License Agreement and a Litigation Settlement and License Agreement with Advanced Micro Devices, Inc. (“AMD”) on April 30, 2010.  The agreements settle both pending lawsuits that the Company filed against AMD in the Eastern District of Texas.

On November 15, 2006, the Company announced that it filed a complaint against AMD in the United States District Court for the Eastern District of Texas, for infringement of U.S. patent No. 5,710,906, U.S. patent No. 5,813,036, and U.S. patent No. 6,405,291, all entitled “Predictive Snooping of Cache Memory for Master-Initiated Accesses”.  On July 3, 2007, the Company announced that it had filed a complaint against AMD and other defendants in the United States District Court for the Eastern District of Texas, for infringement of U.S. patent No. 5,944,807 and U.S. patent No. 6,098,141, both entitled “Compact ISA-Bus Interface.”  The complaints alleged that AMD infringes the patents by making, selling, and offering for sale products based on and incorporating Predictive Snooping technology and the Low Pin Count Interface Specification in various of its products and inducing and contributing to the infringement of the patents by others.

In exchange for the Company agreeing to dismiss with prejudice its lawsuit against AMD related to OPTi’s Predictive Snooping technology and the grant to AMD of a non-exclusive, royalty free, fully paid-up license of OPTi’s patents, AMD will make five quarterly payments to the Company totaling $32,000,000.  The Company will receive $4,000,000 within fourteen days of the signing of the settlement agreement and four payments of $7,000,000 will be received on July 1, 2010, October 1, 2010, January 1, 2011 and April 1, 2011. In exchange for the Company agreeing to dismiss with prejudice its lawsuit against AMD related to OPTi’s Compact ISA-Bus Interface technology and the grant to AMD of a non-exclusive, royalty free, fully paid-up license of the OPTi patents U.S. patent No. 5,944,807, U.S. patent No. 6,098,141, and U.S. patent No. 7,523,245, AMD will make one payment of $3,000,000 to the Company within fourteen days of the signing of the settlement agreement.

OPTi has a long-standing commitment to distributing all excess proceeds to its shareholders, and the Company remains dedicated to continuing this commitment.  Once the Company has completed all of the required analysis, it will make further announcements on the timing and amount of any distributions.

Information set forth herein constitutes and includes forward looking information made within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company’s actual results, including the final outcome of its pending legal actions and the success of the Company’s strategy for pursuing its patent infringement claims may differ significantly from the results discussed in the forward looking statements as a result of a number of factors, including the Company’s ongoing efforts to enforce its intellectual property rights including its current litigation efforts, the willingness of the parties the Company believes are infringing its patents to settle the Company’s claims against them, the amount of litigation costs the Company must incur in pursuing its patent infringement claims, the degree to which technology subject to our intellectual property rights is used by other companies in the personal computer and semiconductor industries and our ability to obtain license revenues from them, changes in intellectual property law in such industries and in general and other matters. Readers are encouraged to refer to “Factors Affecting Earnings and Stock Price” found in the Company’s latest Form 10-K and 10-Q filings with the Securities and Exchange Commission.

Item 9.01.                      Financial Statements and Exhibits

(d)       Exhibits

10.1*	Litigation Settlement and License Agreement by and between the Company and Advanced Micro Devices, Inc., dated as of April 30, 2010
10.2*	Settlement and License Agreement by and between the Company and Advanced Micro Devices, Inc., dated as of April 30, 2010

* Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in these exhibits with [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010

OPTi, Inc.
By:	/s/ Michael Mazzoni

Michael Mazzoni
Chief Financial Officer

EXHIBIT INDEX

10.1	Litigation Settlement and License Agreement by and between the Company and Advanced Micro Devices, Inc., dated as of April 30, 2010

10.2	Settlement and License Agreement by and between the Company and Advanced Micro Devices, Inc., dated as of April 30, 2010